CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-259753, 333-280389 and 333-274860) of a.k.a. Brands Holding Corp. of our report dated March 7, 2024, relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers
Melbourne, Australia
March 5, 2026